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                                   EXHIBIT 21


                       VALUE CITY DEPARTMENT STORES, INC.

                              LIST OF SUBSIDIARIES
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

                                   State of               Percentage                 Doing
Name                               Incorporation          Ownership                  Business as
-----------------------------------------------------------------------------------------------------------
Carlyn Advertising
Agency, Inc.                      Ohio                   100%                      Carlyn

DSW Shoe Warehouse, Inc.          Missouri               100% indirect             DSW

GB Retailers, Inc.                Delaware               100% indirect             Value City

J. S. Overland Delivery, Inc.     Delaware               100%                      J.S. Overland
                                                                                   Delivery, Inc.

Penn Management, Inc              Delaware               100% indirect             N/A

Shonac Corporation                Ohio                   99.9%                     Shonac

Value City of Michigan, Inc.      Michigan               100%                      Value City

Value City Limited
Partnership                       Ohio*                  100% indirect             Value City of Kentucky LP

VC Retailers, Inc.                Delaware               100% indirect             Value City

Westerville Road LP, Inc.         Delaware               100%                      Value City

Westerville Road GP, Inc.         Delaware               100%                      Value City
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*This is a limited partnership, not an incorporated entity.